EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Registration No. 333-184139. 333-173205, 333-138044, 333-122937, 333-119157 and 333-142286) and Registration Statements on Form S-8 (Registration No. 033-84180, 333-932, 333-11648, 333-122271, 333-122302, 333-142284, 333-164656 and 333-184136) of Attunity Ltd. of our report dated March 29, 2013 with respect to the consolidated financial statements of Attunity Ltd. and its subsidiaries for the year ended December 31, 2012 included in this Annual Report on Form 20-F for the year ended December 31, 2012.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER
March 29, 2013	A Member of Ernst & Young Global